UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014
United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

______________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting of the the Board of Directors of United Fire Group, Inc. Susan E. Voss was appointed as a director of the Company. Ms. Voss is Vice President and General Counsel for American Enterprise Group, Inc. in Des Moines, Iowa. Prior to joining American Enterprise Group, Ms. Voss had a 31 year career in Iowa State government including 20 years in the Iowa Insurance Division. She served as Iowa Insurance Commissioner from 2005 to 2013. Ms. Voss will serve on the Compensation Committee and Risk Management Committee of the Board of Directors. At the Company's Annual Meeting of Shareholders scheduled for May 21, 2014, Ms. Voss will stand for election to a full, three-year term of office. A copy of the press release announcing Ms. Voss' appointment to the Board of Directors is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 8.01. Other Events
At a meeting of the Board of Directors of United Fire Group, Inc. held on February 21, 2014, the directors declared an $0.18 per share quarterly cash dividend which will be paid March 17, 2014 to common stock shareholders of record as of March 3, 2014.
Item 9.01. Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description
99.1	Press release, dated February 21, 2014, of United Fire Group, Inc., announcing the declaration of a quarterly dividend and the appointment of a new director.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE GROUP, INC.

Date: February 21, 2014	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated February 21, 2014, of United Fire Group, Inc., announcing the declaration of a quarterly dividend and the appointment of a new director..